EXHIBIT 23.2


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                          INDEPENDENT AUDITORS' CONSENT



To the Stockholders of
L.A.M. Pharmaceutical Corp.
Toronto, Ontario, Canada


We consent to the incorporation by reference in this Registration Statement of L.A.M. Pharmaceutical Corp. on Form SB-2 of our reports dated February 8, 2002 of L.A.M. Pharmaceutical Corp. for the years ended December 31, 2001 and 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

We are aware that our review reports on the unaudited interim financial information of L.A.M. Pharmaceutical Corp. for the three months ended March 31, 2002 and 2001 dated May 6, 2002 are incorporated by reference in this Registration Statement of L.A.M. Pharmaceutical Corp. on Form SB-2.

We are also aware that the aforementioned reports on the unaudited interim financial information, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Rotenberg & Company, LLP

Rotenberg & Company, LLP
Rochester, New York
May 21, 2002